Exhibit 10.20

IVY FUNDS, INC.

DISTRIBUTION AND SERVICE PLAN

FOR CLASS A, CLASS B, CLASS C, CLASS E, CLASS R AND CLASS Y SHARES

This Amended and Restated Distribution and Service Plan is adopted by Ivy Funds, Inc. (the “Company”) on behalf of each series of the Company (each, a “Fund” and collectively, the “Funds”), pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”) to provide for payment by the Company of certain expenses in connection with the: (a) distribution of the Company’s Class A shares, provision of personal services to the Company’s Class A shareholders and the service and maintenance of Class A shareholder accounts; (b) distribution of the Company’s Class B shares, provision of personal services to the Company’s Class B shareholder accounts and/or maintenance of its Class B shareholder accounts; (c) distribution of the Fund’s Class C shares and the services and maintenance of Class C shareholder accounts; (d) distribution of the Company’s Class E shares and the service and maintenance of Class E shareholder accounts; (e) distribution of each of the Ivy Large Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Small Cap Growth Fund and Ivy Science and Technology Fund’s Class R shares and the services and maintenance of Class R shareholder accounts; and (f) distribution of the Company’s Class Y shares and the service and maintenance of Class Y shareholder accounts.

I.  CLASS A

With respect to each Fund except Ivy Money Market Fund, the Company is authorized to pay to Ivy Fund Distributors, Inc. (“IFDI”) an amount not to exceed on an annual basis 0.25 of 1% of a Fund’s average net assets of the Class A shares as either (1) a “distribution fee” to finance the distribution of the Fund’s Class A shares, (2) a “service fee” to finance shareholder servicing by IFDI, its affiliated companies, broker-dealers who may sell Class A shares and other third-parties to encourage and foster the maintenance of Class A shareholder accounts, or as a combination of the two fees.  The amounts shall be payable to IFDI daily or at such other intervals as the Board of Directors may determine.

II.  CLASS B

Distribution Fee

With respect to each Fund, the Company is authorized to pay to IFDI an amount not to exceed on an annual basis 0.75 of 1% of a Fund’s average net assets of its Class B shares as a “distribution fee” to finance the distribution of a Fund’s Class B shares payable to IFDI daily or at such other intervals as the Board of Directors may determine.

Service Fee

With respect to each Fund, the Company is authorized to pay to IFDI an amount not to exceed on an annual basis 0.25 of 1% of each Fund’s average net assets of its Class B shares as a “service fee”to finance shareholder servicing by IFDI or its affiliated companies to encourage and foster the maintenance of shareholder accounts of a Fund’s Class B shares.  The amounts shall be payable to IFDI daily or at such other intervals as the Board of Directors may determine.

III.  CLASS C

Distribution Fee

With respect to each Fund, the Company is authorized to pay to IFDI an amount not to exceed on an annual basis 0.75 of 1% of each Fund’s average net assets of its Class C shares as a “distribution fee” to finance the distribution of that Fund’s Class C shares payable to IFDI daily or at such other intervals as the Board of Directors may determine.

Service Fee

With respect to each Fund, the Company is authorized to pay to IFDI an amount not to exceed on an annual basis 0.25 of 1% of each Fund’s average net assets of its Class C shares as a “service fee” to finance shareholder servicing by IFDI or its affiliated companies to encourage and foster the maintenance of shareholder accounts of the particular Fund’s Class C shares.  The amounts shall be payable to IFDI daily or at such other intervals as the Board of Directors may determine.

I.  CLASS E

With respect to each Fund except Ivy Money Market Fund and Ivy Municipal Bond Fund, the Company is authorized to pay to IFDI an amount not to exceed on an annual basis 0.25 of 1% of a Fund’s average net assets of the Class E shares as either (1) a “distribution fee” to finance the distribution of the Fund’s Class E shares, (2) a “service fee” to finance shareholder servicing by IFDI, its affiliated companies, broker-dealers who may sell Class E shares and other third-parties to encourage and foster the maintenance of Class E shareholder accounts, or as a combination of the two fees.  The amounts shall be payable to IFDI daily or at such other intervals as the Board of Directors may determine.

IV.  CLASS R

Distribution and Service Fee

With respect to Ivy Large Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Small Cap Growth Fund and Ivy Science and Technology Fund, the Company is authorized to pay to IFDI an amount not to exceed on an annual basis 0.50 of 1% of a Fund’s average net assets of its Class R shares as either (1) a “distribution fee” to finance the distribution of a Fund’s Class R shares or (2) a “service fee” to finance shareholder servicing by IFDI or its affiliated companies to encourage and foster the maintenance of shareholder accounts of a Fund’s Class R shares.  The amounts shall be payable to IFDI daily or at such other intervals as the Board of Directors may determine.

IV.  CLASS Y

Distribution Fee

With respect to each Fund, subject to the limitation on total plan fees set forth below, the Company is authorized to pay to IFDI an amount not to exceed on an annual basis 0.25 of 1% of each Fund’s average net assets of its Class Y shares as a “distribution fee” to finance the distribution of that Fund’s Class Y shares payable to IFDI daily or at such other intervals as the Board of Directors may determine.

Service Fee

With respect to each Fund, subject to the limitation on total plan fees set forth below, the Company is authorized to pay to IFDI an amount not to exceed on an annual basis 0.25 of 1% of each Fund’s average net assets of its Class Y shares as a “service fee” to finance shareholder servicing by IFDI or its affiliated companies to encourage and foster the maintenance of shareholder accounts of the particular Fund’s Class Y shares.  The amounts shall be payable to IFDI daily or at such other intervals as the Board of Directors may determine.

Limitation of Total Plan Fees

With respect to each Fund, the Company is authorized to pay both a distribution fee and a service fee to IFDI provided that the total amount of fees paid to IFDI pursuant to this Plan shall not exceed on an annual basis 0.25 of 1% of the average net assets of that Fund’s Class Y shares.

V.  NASD DEFINITION

For purposes of this Plan, the distribution fee may be considered as a sales charge that is deducted from the net assets of the applicable Class of shares of each Fund and does not include the service fee.  The service fee may be considered a payment made by the Company with respect to each Fund for personal service and/or maintenance of the shareholder accounts of the applicable Class of shares, provided, however, if the National Association of Securities Dealers, Inc. (“NASD”), adopts a definition of “service fee” for purposes of Article III Section 26(b) of its Rules of Fair Practice that differs from the definition of “service fee” as used herein, or if the NASD adopts a related definition intended to define the same concept, the definition of “service fee” as used herein shall be automatically amended to conform to the NASD definition.

VI.  QUARTERLY REPORTS

Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to the Plan or any related agreement shall provide to the Board of Directors of the Company, and the Board of Directors shall review at least quarterly, a written report of the amounts so expended of the distribution fee and the service fee paid to IFDI under this Plan with respect to each Class of shares of each Fund and the purposes for which such expenditures were made with respect to such Class of shares of each Fund.

VII.  APPROVAL OF PLAN

This Plan shall not become effective as to a Class or Fund until it has been approved by a vote of at least a majority (as defined in the Act) of the outstanding voting securities of the affected Class or the Fund.  With respect to the submission of the Plan for such a vote, it shall have been effectively approved with respect to a Class of shares of a Fund if a majority of the outstanding voting securities of the Class of shares of the Fund votes for approval of the Plan, notwithstanding that the matter has not been approved by a majority of the outstanding voting securities of the Company or any other Fund or Class of shares.

The Plan shall not become effective as to a Class or Fund until it has been approved by a vote of the Board of Directors of the Company and by the Directors who are not interested persons of the Company and have no direct or indirect financial interest in the operation of the Plan or any agreement related to this Plan (other than as Directors or shareholders of the Company) (“Independent Directors”) cast in person at a meeting called for the purpose of voting on such Plan and any related agreements.

VIII.  CONTINUANCE

This Plan shall continue in effect as to each Fund and each Class of shares for a period of one (1) year and thereafter from year to year only so long as such continuance is approved by the Directors, including the Independent Directors, as specified hereinabove for the adoption of the Plan by the Directors and Independent Directors with respect to that Class of shares of that Fund.

IX.  TERMINATION

This Plan may be terminated at any time by a vote of a majority of the Independent Directors as to any Fund or Class of shares by a vote of the majority of the outstanding shares of that Class or Fund without penalty.  On termination, the payment of all distribution and service fees shall cease, and the Company shall have no obligation to IFDI to reimburse it for any expenditure it has made or may make to distribute a Fund’s Class of shares or services shareholder accounts of a particular Class of shares.

X.  AMENDMENTS

This Plan may not be amended to increase materially the amount to be spent for distribution or services without approval by the shareholders of the affected Class of shares of the affected Fund, and all material amendments of this Plan must be approved in the manner prescribed for the adoption of the Plan by the Board of Directors and Independent Directors as provided hereinabove.  The distribution and service fees may, however, be reduced by action of the Board of Directors without shareholder approval.

XI.  RELATED AGREEMENTS

Any agreement related to the Plan shall be in writing and shall provide: (a) that such agreement may be terminated at any time as to a Fund or Class of shares, without payment of any penalty, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting securities of a Fund or Class of shares, on not more than sixty (60) days’ written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

XII.  DIRECTORS

While this Plan is in effect, the selection and nomination of Independent Directors shall be committed to the discretion of the Independent Directors.

XIII.  RECORDS

The Company shall preserve copies of the Plan, any related agreement and any report made pursuant to paragraph VI hereof, for a period of not less than six (6) years from the date of the Plan, such agreement or report, as the case may be, the first two (2) years of which shall be in an easily accessible place.

XIV.  SEVERABILITY

The provisions of this Plan are severable with respect to each Class of shares and each Fund.

XV.  LIMITATION OF LIABILITY

It is understood and expressly stipulated that neither the holders of shares of a Fund nor any Director, officer, agent or employee of the Company shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Company only shall be liable.

IN WITNESS WHEREOF, the Company has adopted this Amended and Restated Distribution and Service Plan as of this 29th day of November, 2006.

IVY FUNDS, INC.

By /s/ Henry J. Herrmann
Henry J. Herrmann, President